EXHIBIT 31.3

Certification of Chief Executive Officer

I, Dana Green, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of GlobalTech Corporation (the “registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 16, 2026

/s/ Dana Green
Dana Green
Chief Executive Officer (Principal Executive Officer)